News Release

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	David Bruce (305) 500-4999	Bob Brunn (305) 500-4053

RYDER ANNOUNCES RETIREMENT AND RELATED APPOINTMENTS OF KEY EXECUTIVES

•	President of Global Fleet Management Solutions Tony Tegnelia to Retire

•	Current EVP and CFO Robert Sanchez to Succeed Tegnelia as President of Global Fleet Management Solutions

•	Current SVP and Controller Art Garcia to Succeed Sanchez as EVP and CFO

MIAMI, August 23, 2010 – Ryder System, Inc. (NYSE:R), today announced Anthony G. (Tony) Tegnelia (65), President, Global Fleet Management Solutions, will retire from Ryder after a career of more than 33 years with the Company.

“Tony has been an outstanding leader of our company for more than three decades,” said Ryder Chairman and Chief Executive Officer Greg Swienton. “He has served with a level of loyalty and integrity that has contributed greatly to our financial performance and success. We wish Tony the very best in the next stage of his life and thank him for his many years of distinguished service to Ryder.”

Succeeding Mr. Tegnelia in his role as President of Ryder’s largest business segment, Global Fleet Management Solutions, effective September 1, 2010, will be Robert E. Sanchez (45), who has served as the Company’s Executive Vice President and Chief Financial Officer since October of 2007. Mr. Sanchez brings to his new role 17 years of experience with the Company in numerous assignments, including an earlier senior leadership role within the Fleet Management Solutions business segment as Executive Vice President of U.S. Operations.

Succeeding Mr. Sanchez as the Company’s Executive Vice President and Chief Financial Officer, effective September 1, 2010, will be Art A. Garcia (49), a 13-year veteran of Ryder’s Corporate Accounting team who has served as Senior Vice President and Controller since October 2005. Mr. Garcia will also continue to serve as the Company’s principal accounting officer.

Commenting on these appointments, Mr. Swienton said, “We are pleased that the depth of talent within our company, and our efforts around organizational development and succession planning have enabled us to fill these important roles with proven internal candidates. Robert and Art are not only highly qualified, but they also fully understand our business processes and strategic direction, and are very well prepared to continue our progress in their new assignments.”

Beginning September 1, 2010, for a period of approximately six months, Mr. Tegnelia will assume responsibility for the evaluation and execution of acquisition and other strategic expansion opportunities in the Global Fleet Management Solutions business segment, will represent the Company within various associations in evaluating industry-related developments, and will lead various other projects, reporting to Chairman and Chief Executive Officer Greg Swienton, until the date of Mr. Tegnelia’s retirement which is expected to be on or before March 1, 2011.

About Ryder

Ryder is a FORTUNE 500® commercial transportation, logistics and supply chain management solutions company. Ryder’s stock (NYSE:R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. Inbound Logistics magazine has recognized Ryder as the top third party logistics provider, and Security magazine has named Ryder the number-one company for security practices in the transportation, logistics, supply chain, and warehousing sector. Ryder is a proud member of the American Red Cross Annual Disaster Giving Program, supporting national and local disaster preparedness and response efforts. For more information on Ryder System, Inc., visit www.ryder.com.

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Note Regarding Forward-Looking Statements: Certain statements and information included in this presentation are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current plans and are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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